UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 10, 2018

Reliant Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208934	36-4806481
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Room 803, No. 1188 Qinzhou North road, Xuhui District, Shanghai, China, 200235

(Address of principal executive offices)

86-021-17717382386

(Registrant’s telephone number, including area code)

3 Rabí, Rabí, Czech Republic 34201

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On May 10, 2018, as a result of a private transaction, 4,000,000 shares of common stock (the “Shares”) of Reliant Service Inc. (the “Company”), has been transferred from Stanislav Augustin to ZHU MING, WANG YE, MA CHAO, PIAO GUIGEN, ZU TIANLIANG, ZHANG YULONG, YAO HONGTAO, ZHU YUKUN, CHEN WEI, WU CHAO, WANG QINYU, GAO HANG, GE SHIYANG, LI SHUANG, WANG MINGYU, CAO DELONG, JIN TONG, WANG ZHIQIAN, YANG WANLI, ZHANG YE, ZHU HAOYU (the “Purchasers”). The consideration paid for the Shares, which represent approximately 80% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $353,800. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Stanislav Augustin released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company and the filing of the quarterly report for the period ending April 30, 2018, which occurred on May 10, 2018, the existing director and officer resigned. Accordingly, Stanislav Augustin, serving as the sole director and as the only officer, ceased to be the Company’s President, Chief Executive Officer, Treasurer, Secretary and Director. At the effective date of the transfer, following the filing of the aforementioned Form 10-Q, Mr. ZHU Ming consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. ZHU Ming, age 37, obtained a bachelor degree in Journalism from University of Ottawa in 2008.

Since February 2010, Mr. ZHU has commenced his work at Shanghai Dongwen Culture Media Co., Ltd., as a chief editor. He was responsible for the magazine interview planning and management with company leaders. Between March 2015 and April 2017, Mr. ZHU provided service to Shanghai Yiqu Co., Ltd as a vice president. He was responsible for the management and strategic planning of the company, in order to develop the business further with his network. Since April 2017, Mr. ZHU has acted as a general manager in Shanghai Transcy Technology Co., Ltd., who was responsible for the overall operation of the company, the management policy and the strategic deployment.

After 10 years’ experience in planning and management work, Mr. ZHU has been appointed as a Chief Executive Officer, President, Secretary, Treasure and Chairman of Board of Directors in May 10, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF RELIANT SERVICE INC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2018

Reliant Service Inc.

/s/ ZHU Ming
By:	ZHU Ming
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	DIRECTORS RESOLUTIONS OF RELIANT SERVICE INC.

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